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                                                                    EXHIBIT 99.2

                               VOTING AGREEMENT


     This Voting Agreement (the "Voting Agreement") is entered into as of May 1, 2000, by and between Clarent Corporation., a Delaware corporation ("Parent"), and __________ ("Stockholder").

                                   Recitals

     A. Parent, Copper Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Aluminum, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (as amended from time to time, the "Reorganization Agreement"), which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger").

     B. As a condition to the willingness of Parent and Merger Sub to enter into the Reorganization Agreement, Parent and Merger Sub have required that Stockholder enter into this Voting Agreement; and Stockholder is entering into this Voting Agreement in order to induce Parent and Merger Sub to enter into the Reorganization Agreement.


                                   Agreement

     The parties to this Voting Agreement, intending to be legally bound, agree as follows:

Section 1.     Certain Definitions

               (a) All capitalized terms used but not otherwise defined in this Voting Agreement have the meanings given to them in the Reorganization Agreement.

               (b) "Subject Securities" shall mean: (i) all securities of the Company (including shares of Company Common Stock and options and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Voting Agreement; and (ii) all additional securities of the Company (including any additional shares of Company Common Stock and any additional options or other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Voting Agreement through the Expiration Date.

               (c) Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

               (d) "Expiration Date" shall mean the earlier of the date upon which the Reorganization Agreement is validly terminated or the date upon which the Effective Time occurs.
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               (e)  The "Record Date" for a particular matter shall be the date fixed for Persons entitled: (i) to receive notice of, and to vote at, a meeting of the stockholders of the Company called for the purpose of voting on such matter; or (ii) to take action by written consent of the stockholders of the Company with respect to such matter.


Section 2.     Transfer of Subject Securities

          2.1 No Disposition or Encumbrance of Subject Securities. Stockholder covenants and agrees that, from the date of this Voting Agreement until the Expiration Date, Stockholder will not, directly or indirectly: (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or permit or announce any offer, sale, offer of sale, contract of sale or grant of any option for the purchase of, or permit or announce any other disposition or transfer of) any of the Subject Securities, or any interest in any of the Subject Securities, to any Person other than Parent; (ii) create or permit to exist any Encumbrance on or otherwise affecting any of the Subject Securities; or (iii) reduce Stockholder's Ownership of, interest in or risk relating to any of the Subject Securities.

          2.2 Transfer of Voting Rights. Stockholder covenants and agrees that, from the date of this Voting Agreement until the Expiration Date, Stockholder will not deposit any of the Subject Securities into a voting trust or grant a proxy or enter into a voting agreement or similar Contract with respect to any of the Subject Securities.


Section 3.     Voting of Shares

          3.1 Voting Agreement. Stockholder covenants and agrees that, from the date of this Voting Agreement until the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, Stockholder shall (unless otherwise directed in writing by Parent) cause to be voted all outstanding shares of capital stock of the Company that (as of the Record Date for any of the matters referred to in this Section 3.1) are Owned by Stockholder:

                    (i) in favor of the Merger and the adoption of the Reorganization Agreement and in favor of each of the other actions contemplated by the Reorganization Agreement and any action that could reasonably be expected to facilitate the consummation of the Merger; and

                    (ii) against the following actions (other than the Merger and the other transactions contemplated by the Reorganization Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving any of the Acquired Companies; (B) any sale, lease or transfer of a material amount of assets of any of the Acquired Companies (other than in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of any of the Acquired Companies; (D) any removal of or change in a majority of the board of directors of the Company; (E) any amendment to the Company's certificate of incorporation; (F) any material change in the capitalization of the Company or the

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          Company's corporate structure; and (G) any other action that is inconsistent with the Merger or that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Voting Agreement.

Stockholder shall not, from the date of this Voting Agreement until the Expiration Date, enter into any agreement or understanding with any Person to vote or give instructions inconsistent with clause "(i)" or "(ii)" of the preceding sentence.

          3.2  Proxy.

               (a)  Concurrently with the execution of this Voting Agreement:
(i) Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (but are not owned of record) by Stockholder.

               (b) After the execution of this Voting Agreement until the Expiration Date, Stockholder shall execute or cause to be executed such further proxies as may be requested by Parent with respect to any additional shares of outstanding capital stock of the Company of which Stockholder acquires Ownership, and Stockholder shall promptly notify Parent upon acquiring Ownership of any additional securities of the Company.


Section 4.     Waiver of Appraisal Rights.

          Stockholder hereby irrevocably and unconditionally waives any rights of appraisal, dissenters' rights or similar rights that Stockholder may have in connection with the Merger, and Stockholder shall cause to be irrevocably and unconditionally waived any such rights that any affiliate of Stockholder may have in connection with the Merger.


Section 5.     No Solicitation

          Stockholder covenants and agrees that, during the period commencing on the date of this Voting Agreement and ending on the Expiration Date, Stockholder shall not, directly or indirectly, and shall not authorize or permit any Representative of Stockholder, directly or indirectly, to (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that would, individually or in the aggregate, reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Companies to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal, (iii) engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal, or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any

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Acquisition Transaction. Stockholder shall immediately cease any existing discussions with any Person that relate to any Acquisition Proposal. Stockholder shall promptly (and in no event later than 24 hours after receiving, or obtaining knowledge of, any Acquisition Proposal, any inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal or any request for nonpublic information) advise Parent orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal or any request for nonpublic information relating to any of the Acquired Companies (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person.


Section 6.     Representations and Warranties of Stockholder

          Stockholder hereby represents and warrants to Parent as follows:

          6.1 Authorization, etc. Stockholder has all requisite power and capacity to execute and deliver this Voting Agreement and the Proxy and to perform Stockholder's obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Parent, constitute the legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          6.2  No Conflicts, Required Filings and Consents.

               (a) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any Legal Requirement, order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder's properties is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on or otherwise affecting any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder's properties is bound or affected.

               (b) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not, require any Consent of any Person.

          6.3 Title to Subject Securities. As of the date hereof, Stockholder Owns in the aggregate (including shares owned of record and shares owned beneficially) the number of outstanding shares of capital stock of the Company specified below Stockholder's name on the signature page hereof, and the number of options and other rights to acquire shares of Company Common Stock specified below Stockholder's name on the signature page hereof, and Stockholder does not directly or indirectly Own any other securities of the Company.

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          6.4  Accuracy of Representations.  The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.


Section 7.     Covenants of Stockholder

          Stockholder agrees to cooperate fully with Parent and to execute and deliver (at Parent's expense) such further documents, certificates, agreements and instruments and to take such other actions (at Parent's expense) as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Voting Agreement and to carry out the intent and purposes of this Voting Agreement.

Section 8.     Limitations

          This Voting Agreement is intended to bind Stockholder only with respect to the specific matters set forth herein, and shall not prohibit Stockholder from acting in accordance with his or her fiduciary duties as an officer or director of the Company. Stockholder will retain at all times the right to vote Stockholder's Subject Securities, in Stockholder's sole discretion, on all matters other than those set forth in Section 3.1 which are at any time or from time to time presented to the Company's stockholders generally.

Section 9.     Miscellaneous

          9.1 Survival of Representations, Warranties and Agreements. None of the representations, warranties and agreements made by Stockholder in this Voting Agreement shall survive the Expiration Date; provided, however that the termination of this Voting Agreement shall not relieve any party from any liability for any breach of this Voting Agreement.

          9.2 Indemnification. Without in any way limiting any of the rights or remedies otherwise available to Parent, Stockholder shall hold harmless and indemnify Parent from and against, and shall compensate and reimburse Parent for, any loss, damage, injury, decline in value, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge, cost or expense of any nature (whether or not relating to a third party claim) which is directly or indirectly suffered or incurred at any time by Parent or any of Parent's affiliates or to which Parent or any of Parent's affiliates otherwise becomes subject and that arises from any inaccuracy in or breach of any representation, warranty, covenant or obligation of Stockholder contained in this Voting Agreement.

          9.3 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

          9.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand, or (b) one business day after sent by

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internationally recognized courier or express delivery service (such as Federal
Express) or by facsimile (with confirmation of receipt), to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          if to Stockholder:

               at the address set forth below Stockholder's signature on the signature page hereto;

          if to Parent:

               Clarent Corporation

               700 Chesapeake Drive
               Redwood City, CA 94063
               Facsimile: (650) 306-7512
               Attention: Chief Executive Officer



     9.5 Severability. In the event that any term, provision, covenant or restriction contained in this Voting Agreement, or the application of any such term, provision, covenant or restriction to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Voting Agreement, and the application of such term, provision, covenant or restriction to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     9.6 Entire Agreement; Counterparts. This Voting Agreement, the Proxy, the Reorganization Agreement and any Affiliate Agreement between Stockholder and Parent constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto. This Voting Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     9.7 Assignment; Binding Effect. Except as provided herein, neither this Voting Agreement nor any of the obligations hereunder of Stockholder shall be assigned or delegated by Stockholder (whether by operation of law or otherwise) without the prior written consent of Parent. Subject to the preceding sentence, this Voting Agreement shall be binding upon Stockholder and Stockholder's heirs, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in
Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Notwithstanding anything contained in this Voting Agreement to the contrary, nothing in this Voting Agreement, express or implied, is

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intended to confer on any Person, other than Parent and its successors and assigns, any rights or remedies of any nature.

     9.8 Specific Performance. Stockholder agrees that in the event of any breach or threatened breach by Stockholder of any material covenant, obligation or other provision contained in this Voting Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.8, and Stockholder irrevocably waives any right he or she may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

     9.9 Other Agreements. Nothing in this Voting Agreement shall limit any of the rights or remedies of Parent or obligations of Stockholder under any Affiliate Agreement or under any other agreement between Parent and Stockholder or any certificate or instrument executed by Stockholder in favor of Parent; and nothing in the Reorganization Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Voting Agreement.

     9.10 Applicable Law; Jurisdiction. THIS VOTING AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. In any action between any of the parties arising out of or relating to this Voting Agreement or any of the transactions contemplated by this Voting Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action is commenced in any other state or federal court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware; (c) each of the parties irrevocably waives the right to trial by jury; and (d) the parties irrevocably consent to service of process in the manner contemplated by Section 9.4.

     9.11 Construction.

          (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

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          (c)  As used in this Voting Agreement, the words "include" and
"including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

          (e) The headings contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

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     In Witness Whereof, Parent and Stockholder have caused this Voting
Agreement to be executed as of the date first written above.


                                    Clarent Corporation

                                    By:_________________________________________
                                    Name:  Richard J. Heaps
                                    Title: Chief Operating Officer and Chief
                                           Financial Officer



                                    ____________________________________________
                                    Name:


                                    Address:____________________________________
                                    ____________________________________________
                                    ____________________________________________

                                    Facsimile:__________________________________


                                    Number of outstanding shares of Company
                                    Common Stock owned of record as of the date of this Voting Agreement:___________________




                                    Number of additional outstanding shares of Company Common Stock owned beneficially (but not of record) as of the date of this Voting Agreement:__________________________________



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                                   Number of options and other rights to acquire
                                   shares of Company Common Stock owned of
                                   record as of the date of this Voting
                                   Agreement:______________________



                                   Number of additional options and other rights to acquire shares of Company Common Stock owned beneficially (but not of record) as of the date of this Voting
                                   Agreement:____________________

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                                   Exhibit A

                               Irrevocable Proxy


     The undersigned stockholder of ACT Networks, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Jerry Shaw-Yau Chang, Richard J. Heaps and Clarent Corporation, a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's voting rights on the matters referred to in the third paragraph of this proxy with respect to (i) the issued and outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified beneath the undersigned's signature on the signature page of this proxy and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

     This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Copper Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, and the Company (the "Reorganization Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings given to such terms in the Reorganization Agreement.

     The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier of the date upon which the Reorganization Agreement is validly terminated or the date upon which the Effective Time occurs (the "Expiration Date") at any meeting of the stockholders of the Company, however called, or in any action by written consent of stockholders of the Company:

               (i) in favor of the Merger and the adoption of the Reorganization Agreement and in favor of each of the other actions contemplated by the Reorganization Agreement and any action that could reasonably be expected to facilitate the consummation of the Merger; and

               (ii) in their discretion, with respect to the following actions (other than the Merger and the transactions contemplated by the Reorganization Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving any of the Acquired Companies; (B) any sale, lease or transfer of a material amount of assets of any of the Acquired Companies (other than in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of any of the Acquired Companies; (D) any removal of or change in a majority of the board of directors of the Company; (E) any amendment to the Company's certificate of

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       incorporation; (F) any material change in the capitalization of the
       Company or the Company's corporate structure; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement or the Voting Agreement.

       The undersigned stockholder may vote the Shares on all matters other than the matters referred to in the preceding paragraph.

       This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

       In the event that any term, provision, covenant or restriction contained in this proxy, or the application of any such term, provision, covenant or restriction to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this proxy, and the application of such term, provision, covenant or restriction to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

       This proxy shall terminate upon the Expiration Date.

Dated: May 1, 2000




                                             ___________________________________
                                             Name:



                                             Number of shares of Company Common
                                             Stock owned of record as of the
                                             date of this proxy:___________

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